Exhibit 99.1

THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

VENTAS REALTY CAPITAL HEALTHCARE TRUST
OPERATING PARTNERSHIP, L.P. (f/k/a AMERICAN REALTY CAPITAL HEALTHCARE
TRUST
OPERATING PARTNERSHIP, L.P.)
(a Delaware limited partnership)

i

ARTICLE VII CHANGES IN GENERAL PARTNER		34

7.01	Transfer of the General Partner’s Partnership Interest	34
7.02	Merger of General Partner	34
7.03	Admission of a Substitute or Additional General Partner	34
7.04	Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner	35
7.05	Removal of General Partner	35

ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		37

8.01	Management of the Partnership	37
8.02	Power of Attorney	37
8.03	Limitation on Liability of Limited Partners	37
8.04	Redemption Right	37
8.05	[Reserved]	42
8.06	Registration	42

ARTICLE IX TRANSFERS OF PARTNERSHIP INTERESTS		44

9.01	Purchase for Investment	44
9.02	Restrictions on Transfer of Partnership Units	45
9.03	Admission of Substitute Limited Partner	46
9.04	Rights of Assignees of Partnership Units	47
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	47
9.06	Joint Ownership of Partnership Units	47

ARTICLE X BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		48

10.01	Books and Records	48
10.02	Custody of Partnership Funds; Bank Accounts	48
10.03	Fiscal and Taxable Year	48
10.04	Annual Tax Information and Report	49
10.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments	49
10.06	Reports to Limited Partners	50

ARTICLE XI AMENDMENT OF AGREEMENT; MERGER		50

11.01	Amendment of Agreement	50
11.02	Merger of Partnership	51

ARTICLE XII CLASS C UNITS		51

12.01	Designation and Number	51

ARTICLE XIII [RESERVED]		51

ARTICLE XIV GENERAL PROVISIONS		51

14.01	Notices	51
14.02	Survival of Rights	51
14.03	Additional Documents	51
14.04	Severability	52

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14.05	Entire Agreement	52
14.06	Pronouns and Plurals	52
14.07	Headings	52
14.08	Counterparts	52
14.09	Governing Law	52
14.10	Ventas	52
14.11	Third Party Beneficiaries	52

SCHEDULES AND EXHIBITS
SCHEDULE A	—	Partners, Capital Contributions and Percentage Interests
EXHIBIT A	—	Notice of Exercise of Redemption Right
EXHIBIT B-1	—	Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Entities)
EXHIBIT B-2	—	Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Individuals)

iii

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
VENTAS REALTY CAPITAL HEALTHCARE TRUST OPERATING
PARTNERSHIP, L.P. (f/k/a AMERICAN REALTY CAPITAL HEALTHCARE TRUST
OPERATING
PARTNERSHIP, L.P.)

RECITALS

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of VENTAS REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (f/k/a AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.) (the “Partnership”), is entered into among Stripe Sub, LLC, a Delaware limited liability company (in its capacity as general partner of the Partnership, together with its successors and permitted assigns that are admitted to the Partnership as a general partner of the Partnership in accordance with the terms hereof, the “General Partner”), the Limited Partners listed on Schedule A and any other limited partner or general partner that is admitted from time to time to the Partnership and listed on Schedule A attached hereto, and, solely for purposes of Sections 5.02(a), 6.01(c), 6.03, 8.04, 8.06, 14.10 and 14.11, Ventas (as such term is defined in Article I below), on January 16, 2015.

WHEREAS, American Realty Capital Healthcare Trust, Inc. (the “Precedent General Partner”) formed the Partnership as a limited partnership on August 20, 2010 and adopted the Second Amended and Restated Agreement of Limited Partnership on April 7, 2014 (the “Precedent Partnership Agreement”), which amended and restated in its entirety all prior limited partnership agreements of the Partnership;

WHEREAS, pursuant to that certain Agreement and Plan of Merger entered into as of June 1, 2014 (the “Merger Agreement”) by and among Ventas, the General Partner, Stripe OP, LP (“Stripe OP”), the Precedent General Partner and the Partnership, on the date hereof the Precedent General Partner merged with and into the General Partner (the “Merger”), with the General Partner surviving the Merger, and Stripe OP merged with and into the Partnership (the “Partnership Merger”), with the Partnership surviving the Partnership Merger;

WHEREAS, the Merger Agreement provides that each Partnership Unit issued and outstanding immediately prior to the Partnership Merger, excluding the General Partner Interest, but including any OP Units the Special Limited Partner may receive in exchange for its Special Limited Partner Interest under Section 8.05 of the Precedent Partnership Agreement, will automatically be converted into the right to receive a number equal to the Exchange Ratio (as defined in the Merger Agreement) of a new class of Partnership Units, to be entitled “Class C Units”;

WHEREAS, pursuant to the Merger Agreement, Ventas and the Precedent General Partner have agreed to amend the Precedent Partnership Agreement in a manner consistent with Exhibit A of the Merger Agreement;

WHEREAS, effective as of the closing of the Partnership Merger, the Partners (as such term is defined in Article I below) desire to amend and restate the Precedent Partnership Agreement to establish the Class C Units, and to set forth the designations, preferences and relative, participating, option or other special rights, powers and duties of such Class C Units pursuant to Section 4.02(a) of the Precedent Partnership Agreement, and to make certain other changes to the Precedent Partnership Agreement;

WHEREAS, the Special Limited Partner shall be released from its obligation pursuant to Section 5.06(d) of the Precedent Partnership Agreement to restore a deficit balance in its Capital Account attributable to and to the extent of the special allocation of Depreciation to the Special Limited Partner pursuant to Section 5.01(c)(i) of the Precedent Partnership Agreement; and

WHEREAS, by signing this Agreement, all of the Limited Partners hereby consent to this amendment and restatement of the Precedent Partnership Agreement to the extent such consent may be required pursuant to Article XI of the Precedent Partnership Agreement, or to the extent required under any other provision of the Precedent Partnership Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Precedent Partnership Agreement is hereby amended, restated, superseded and replaced in its entirety and the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the negative balance, if any, in such Partner’s Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

(a)           credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b)           debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Administrative Expenses” means (a) all administrative and operating costs and expenses incurred by the Partnership, and (b) administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, shall be treated as expenses of the Partnership and not the General Partner; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or interests in a Subsidiary that are owned by the General Partner other than through its ownership interest in the Partnership.

“Affiliate” means, (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person).  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Agreed Value” means the fair market value of a Partner’s noncash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner.  The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution are set forth on Schedule A, as it may be amended or restated from time to time.

“Agreement” has the meaning set forth in the Recitals.

“Available Cash” means, with respect to the applicable period of measurement (i.e., any period (other than the first period in which this calculation of Available Cash is being made) beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of:

(a)           the gross cash receipts of the Partnership for such period from all sources whatsoever, including the following:

(i)            all rents, revenues, income and proceeds derived by the Partnership from its operations, including distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii)           all proceeds and revenues received by the Partnership on account of any sales of any Property or as a refinancing of or payment of principal, interest, costs, fees,

penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

(iii)          the amount of any insurance proceeds and condemnation awards received by the Partnership;

(iv)          all Capital Contributions and loans received by the Partnership from its Partners;

(v)           all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

(vi)          the proceeds of liquidation of the Property in accordance with this Agreement; over

(b)           the sum of the following:

(i)            all operating costs and expenses, including taxes and other expenses of the Properties and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in clause (viii) below);

(ii)           all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of Property or the recovery of insurance or condemnation proceeds;

(iii)          all fees provided for under this Agreement;

(iv)          all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

(v)           all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;

(vi)          all loans made by the Partnership in accordance with the terms of this Agreement;

(vii)         all reimbursements to the General Partner or its Affiliates during such period; and

(viii)        the amount of any new reserve or reserves or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Board of Directors” means the Board of Directors of Ventas.

“Business Day” means any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Account” means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a)           to each Partner’s Capital Account there shall be credited:

(i)            such Partner’s Capital Contributions;

(ii)           such Partner’s distributive share of Net Income, and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Section 5.01(d), (e), or (f); and

(iii)          the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

(b)           to each Partner’s Capital Account there shall be debited:

(i)            the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement;

(ii)           such Partner’s distributive share of Net Loss and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Section 5.01(d), (e), or (f); and

(iii)          the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and

(c)           if all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.  If the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner), are computed in order to comply with such Regulations, the General Partner may make such modification; provided, however, that all allocations of Partnership income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property (less any liabilities assumed with respect to such Property) or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Redeemed Unit equal to the Value of the Ventas Share Amount on the date of receipt by the Partnership and the General Partner of a Notice of Redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Charter” means the Amended and Restated Certificate of Incorporation of Ventas, as it may be amended from time to time.

“Class C Adjustment Event” has the meaning set forth in Section 8.04(h).

“Class C Exchange Ratio” means 1.0, as such number is adjusted pursuant to Section 8.04(h).

“Class C Percentage Interest” means the percentage determined by dividing the number of Class C Units of a Limited Partner holding Class C Units by the sum of the number of Class C Units of all Limited Partners holding Class C Units.

“Class C Unit” means a Partnership Unit that is specifically designated as a Class C Unit of the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.  Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Contributed Property” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.

“Current Distribution Amount” means, for any fiscal quarter or other distribution period with respect to a Class C Unit, the amount of any dividends and/or distributions payable during such fiscal quarter or other distribution period on the number of shares (including, for purposes of this calculation, that portion of a dividend that would relate to any fractional share) of Ventas Common Stock into which such Class C Unit is redeemable under the then-applicable Class C Exchange Ratio in effect on the record date for such dividend or distribution, at the same time as such dividends or distributions are payable on the Ventas Common Stock and for the same periods covered by such dividends or distributions on the Ventas Common Stock.

“Defaulting Limited Partner” means a Limited Partner that has failed to pay any amount owed to the Partnership under a Partnership Loan within 15 days after demand for payment thereof is made by the Partnership.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such fiscal year or other period, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year or other period and which difference is being eliminated by use of the “remedial method” as defined by Section 1.7043(d) of the Regulations, Depreciation for such fiscal year or other period shall be the amount of book basis recovered for such fiscal year or other period under the rules prescribed by Section 1.704-3(d)(2) of the Regulations, and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such fiscal year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributable Amount” has the meaning set forth in Section 5.02(c).

“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.

“Event of Bankruptcy” as to any Person means (a) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (b) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (c) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (d) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such

Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been dismissed within 90 days.

“Existing Holder Limit” has the meaning set forth in the Charter.

“General Partner” has the meaning set forth in the Recitals.

“General Partner Interest” means the Partnership Interest held by the General Partner in its capacity as the general partner of the Partnership, which Partnership Interest is an interest as a general partner under the Act.  The General Partner Interest may be expressed as a number of Partnership Units.  A number of Partnership Units held by the General Partner equal to one-tenth of one percent (0.1%) of all outstanding Partnership Units shall be deemed to be the General Partner Interest.  All other Partnership Units owned by the General Partner and any Partnership Units owned by any Affiliate or Subsidiary of the General Partner shall be considered to constitute a Limited Partnership Interest.

“General Partner Loan” means a loan extended by the General Partner to a Defaulting Limited Partner in the form of a payment on a Partnership Loan by the General Partner to the Partnership on behalf of the Defaulting Limited Partner.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

(b)                                 if the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

(i)                                     Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest; the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase or redemption of a Partnership Interest;

(ii)                                  the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

(iii)                               the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner;

(c)                                  the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the General Partner as of the date of distribution; and

(d)                                 the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Section 5.01(d)(vi)); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or any Affiliate of the General Partner, (B) Ventas or any Affiliate of Ventas, (C) a director, manager or member of the General Partner, Ventas or their Affiliates, or an officer or employee of the Partnership or the General Partner, Ventas or their Affiliates, and (ii) such other Persons (including Affiliates of Ventas, the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Limited Partner” means any Person (other than the General Partner) named as holding a Limited Partner Interest on Schedule A attached hereto, as it may be amended or restated from time to time, including the Special Limited Partner, and any Person who becomes a Substitute Limited Partner or any additional Limited Partner, in such Person’s capacity as a limited partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner or the General Partner (excluding the General Partner’s General Partner Interest) at any particular time representing a fractional part of the Partnership Interest of all Limited Partners, and includes any and all benefits to which the holder of such a Limited Partnership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.  Limited Partnership Interests may be expressed as a number of OP Units or other Partnership Units.

“Majority in Interest” means the Limited Partners holding more than fifty percent (50%) of the Percentage Interests of the Limited Partners (excluding any Limited Partnership Interests held by the General Partner or its Affiliates).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“NYSE” means the New York Stock Exchange.

“Net Income” or “Net Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

(a)                                 by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;

(b)                                 by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

(c)                                  by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

(d)                                 by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

(e)                                  if an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Section 5.01; and

(f)                                   by not taking into account in computing Net Income or Net Loss items specially allocated to the Partners pursuant to Section 5.01(d), (e), or (f).

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

“Nonrecourse Liabilities” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A hereto.

“OP Unit” means a Partnership Unit which is designated by the General Partner as an OP Unit of the Partnership.

“Ownership Limit” has the meaning set forth in the Charter.

“Partner” means the General Partner or any Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i).  A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partner Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Regulations.

“Partnership” has the meaning set forth in the Recitals.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and in the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and of the Act.  A Partnership Interest may be expressed as a number of OP Units, Class C Units, or other Partnership Units.

“Partnership Loan” means a loan from the Partnership to the applicable Partner on the day the Partnership pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

“Partnership Merger” has the meaning set forth in the Recitals.

“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations.  In accordance with Section 1.704- 2(d) of the Regulations, the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Section 1.704-2(g)(1) of the Regulations.

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by Ventas for a distribution to its stockholders.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued by the Partnership, and includes OP Units, Class C Units and any other class or series of Partnership Units that may be established after the date hereof.  The number of Partnership Units outstanding and the Percentage Interests represented by such

Partnership Units, if any, are set forth on Schedule A hereto, as it may be amended or restated from time to time.  The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

“Percentage Interest” means the percentage determined by dividing the number of Partnership Units of a Partner by the sum of the number of Partnership Units of all Partners.

“Person” means any individual or Entity.

“Precedent General Partner” has the meaning set forth in the Recitals.

“Precedent Partnership Agreement” has the meaning set forth in the Recitals.

“Precontribution Gain” has the meaning set forth in Section 5.01(f)(iii).

“Property” means any property or other investment in which the Partnership, directly or indirectly, holds an ownership interest.

“Redeeming Limited Partner” has the meaning set forth in Section 8.04(a).

“Redemption Amount” means either the Cash Amount or the Ventas Share Amount, as selected by the Partnership pursuant to Section 8.04(a) or the General Partner or Ventas pursuant to Section 8.04(b).

“Redemption Right” has the meaning set forth in Section 8.04(a).

“Redemption Shares” has the meaning set forth in Section 8.06(a).

“Redeemed Units” has the meaning set forth in Section 8.04(a).

“Registration Statement” has the meaning set forth in Section 8.06(a).

“Regulations” means the U.S. federal income tax regulations issued under the Code, as amended and as hereafter amended from time to time.  Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“Restricted Period” has the meaning set forth in Section 8.04(a).

“Rights” has the meaning set forth in the definition of “Ventas Share Amount” contained herein.

“Safe Harbor” has the meaning set forth in Section 10.05(e).

“Safe Harbor Election” has the meaning set forth in Section 10.05(e).

“Safe Harbor Interest” has the meaning set forth in Section 10.05(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the Internal Revenue Service.

“Special Limited Partner” means American Realty Capital Healthcare Special Limited Partnership, LLC, a Delaware limited liability company, which shall be a “Limited Partner” within the meaning of this Agreement.

“Specified Redemption Date” means (i) April 10, 2015, in the case of a Notice of Redemption delivered on or prior to March 27, 2015 and (ii) in the case of a Notice of Redemption delivered after March 27, 2015, the first Business Day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

“Stripe OP” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company in which Ventas, the General Partner, the Partnership or a wholly owned subsidiary of Ventas, the General Partner or the Partnership owns a partnership or limited liability company interest.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Tax Items” has the meaning set forth in Section 5.01(f)(i).

“Tax Matters Partner” has the meaning set forth within Section 6231(a)(7) of the Code.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean a Business Day.

“traditional method” has the meaning set forth in Section 5.01(f)(iii).

“Transfer” has the meaning set forth in Section 9.02(a).

“TRS” means a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of Ventas.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation.  The market price for each such Trading Day shall be:  (i) if the security is listed or admitted to trading on the NYSE or any other national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the NYSE or any other national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on the NYSE or any other national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.  In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Withheld Amount” means any amount required to be withheld by the Partnership with respect to a Partner and paid over to any taxing authority as a result of any allocation or distribution of income to a Partner or any other transaction.

“Ventas” means Ventas, Inc., a Delaware corporation, and its successors and permitted assigns; provided, that in the event any such successor or assign is not a REIT, any provision of this Agreement that imposes an obligation on Ventas or the General Partner relating to Ventas’s status as a REIT shall not apply to such successor or assign.

“Ventas Common Stock” means the common stock, par value $0.25 per share, of Ventas.

“Ventas Share Amount” means the number of Ventas Shares equal to the product of (X) the number of Redeemed Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Class C Exchange Ratio as adjusted to and including the Specified Redemption Date; provided, that in the event Ventas issues to all holders of Ventas Common Stock rights, options, warrants or convertible or exchangeable securities entitling the holders of Ventas Common Stock to subscribe for or purchase additional shares of Ventas Common Stock, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the Ventas Share Amount shall also include such Rights issuable to a holder of a number of Ventas Shares equal to the product of the number of Redeemed Units offered for redemption by a Redeeming Limited Partner multiplied by the Class C Exchange Ratio (as adjusted to and including the Specified Redemption Date) on the record date fixed for purposes of determining the holders of Ventas Common Stock entitled to Rights; provided, further, that the event of a merger, consolidation or combination of Ventas in which Ventas is not the surviving entity and shares of Ventas Common Stock are exchanged for or converted into securities of the surviving entity or other property or assets, the Ventas Share Amount shall mean the number and kind of securities or other property or assets that the

Redeeming Limited Partner would have been entitled to receive upon such merger, consolidation or combination had such Redeeming Limited Partner’s Redeemed Units been converted into the applicable number of Ventas Shares immediately prior to such merger, consolidation or combination in accordance with Section 8.04 of this Agreement.

“Ventas Shares” means shares of Ventas Common Stock.

ARTICLE II
FORMATION OF PARTNERSHIP

2.01                        Formation of the Partnership.  The Partnership was formed as a limited partnership pursuant to the provisions of the Act and continued upon the terms and subject to the conditions set forth in this Agreement.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

2.02                        Name.  The Name of the Partnership shall be “Ventas Realty Capital Healthcare Trust Operating Partnership, L.P.” and the Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “LP,” “L.P.” or “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication by the Partnership to the Partners.  Notwithstanding any provision in this Agreement and without the consent of the Limited Partners or any other Person, the General Partner may amend this Agreement and the Certificate of Limited Partnership of the Partnership to reflect any change in the name of the Partnership.

2.03                        Registered Office and Agent; Principal Office.  The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such address is the Corporation Service Company, a Delaware corporation.  The General Partner may, from time to time, designate a new registered agent and/or registered office for the Partnership and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate of Limited Partnership of the Partnership to reflect such designation without the consent of the Limited Partners or any other Person.  The principal office of the Partnership is located at:  c/o Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places as the General Partner deems necessary or desirable.

2.04                        Term and Dissolution.

(a)                                 The term of the Partnership shall continue in full force and effect until the Partnership is dissolved and its affairs are wound up upon the first to occur of any of the following events:

(i)                                     the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner or any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act unless (A) the business of the Partnership is continued pursuant to Section 7.04(b) hereof, or (B) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership;

(ii)                                  the redemption of all Limited Partnership Interests, unless the General Partner determines to continue the Partnership by the admission of one or more additional Limited Partners effective as of such redemption;

(iii)                               the election in writing by the General Partner that the Partnership should be dissolved;

(iv)                              at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act; or

(v)                                 the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act.

(b)                                 Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.04(b) hereof), the General Partner (or, if dissolution of the Partnership should occur by reason of Section 2.04(a)(i) or the General Partner is unable to act as liquidator, a liquidating trustee of the Partnership or other representative designated by a Majority in Interest) shall proceed to wind up the affairs of the Partnership, liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof.  Notwithstanding the foregoing, the General Partner or the liquidating trustee, as the case may be, may, subject to the Act, either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

(c)                                  The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership shall have been distributed to the Partners in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership of the Partnership shall have been canceled in the manner required by the Act.

2.05                        Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file at the expense of the Partnership any Certificate (including the Certificate of Limited Partnership of the Partnership) and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06                        Certificates Describing Partnership Units.  The Partnership Interests shall not be evidenced by certificates unless requested by a Partner.  At the request of a Partner, the General Partner, at its option, may issue a certificate evidencing such Partner’s Partnership Interests, including the class or series and number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate.  Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE.  THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF VENTAS REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Each certificate evidencing Partnership Interests shall be executed by manual or facsimile signature of the General Partner on behalf of the Partnership.  The Partnership shall maintain books for the purpose of registering the transfer of Partnership Interests.  In connection with a Partner’s transfer in accordance with this Agreement of any Partnership Interests, the certificate(s) evidencing the Partnership Interests, if any, shall be delivered to the Partnership for cancellation, and the Partnership shall thereupon issue a new certificate to the transferee evidencing the Partnership Interests that were transferred and, if applicable, the Partnership shall issue a new certificate to the transferor evidencing any Partnership Interests registered in the name of the transferor that were not transferred.

Each Partnership Interest shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

ARTICLE III
BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement for the purpose of engaging in any of the foregoing or the ownership and disposition of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business to be conducted by the Partnership shall be limited to and conducted in such a manner as to permit Ventas at all times to qualify as a REIT, unless Ventas otherwise ceases to, or the Board of Directors determines that Ventas shall no longer, qualify as a REIT.  In connection with the foregoing, and without limiting Ventas’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that Ventas has elected REIT status and Ventas’s continued qualification as a REIT and the avoidance of income and excise taxes on Ventas inure to the benefit of all the Partners.  Notwithstanding the foregoing, the Partners agree that Ventas may terminate or revoke its status as a REIT under the Code at any time.  The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01                        Capital Contributions.  The General Partner and each Limited Partner has made (or shall be deemed to have made) a Capital Contribution to the Partnership in exchange for the Partnership Units set forth opposite such Partner’s name on Schedule A hereto, as it may be amended or restated from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units.

4.02                        Additional Capital Contributions and Issuances of Additional Partnership Units.  Except as provided in this Section 4.02 or in Section 4.03 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.  The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests, in the form of Partnership Units, in respect thereof.

As of the effective date of this Agreement, the Partnership shall have two classes of Partnership Units, entitled “OP Units” and “Class C Units”, respectively.  The Class C Units shall have the same rights, privileges and preferences as the OP Units, except as set forth in this Agreement.  Notwithstanding any provision of this Agreement, the General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner and/or the Limited Partner) or to other Persons, and admit such Persons as additional general partners of the Partnership pursuant to Section 7.03 or additional Limited Partners pursuant to this Section 4.02, for such consideration, or in connection with the performance of past, present or future services to the Partnership, and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners or any other Person.  Notwithstanding any provision of this Agreement, a Person shall be deemed admitted to the Partnership as an additional Limited Partner upon the written consent of the General Partner and the execution of a counterpart to this Agreement by such Person.  The General Partner’s determination that consideration is adequate shall be conclusive and binding, including for purposes of whether the

Partnership Units are validly issued and fully paid.  Notwithstanding any provision of this Agreement, any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, preferences and duties, including rights, powers, preferences and duties senior and superior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner or other Person, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; and (iv) the right, if any, of the holder of each such class or series of Partnership Units to vote on Partnership matters.  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value.  Notwithstanding any provision in this Agreement to the contrary, the General Partner may amend this Agreement in any manner in connection with the creation, authorization and/or issuance of any additional Partnership Interests, all without the approval of the Limited Partners or any other Person.

4.03                        Additional Funding.  If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (a) cause the Partnership to obtain such funds from outside borrowings, or (b) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04                        Capital Accounts.  A separate Capital Account shall be established and maintained for each Partner.

4.05                        Percentage Interests.  If the number of outstanding OP Units, Class C Units or other class or series of Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of OP Units, Class C Units or other class or series of Partnership Units held by such Partner divided by the aggregate number of OP Units, Class C Units or other class or series of Partnership Units, as applicable, outstanding after giving effect to such increase or decrease.  If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Net Income and Net Loss for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the effective date of such adjustment and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Net Income and Net Loss for the taxable year in which the adjustment occurs.  The allocation of Net Income and Net Loss for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Net Income and Net Loss for the later part shall be based on the adjusted Percentage Interests.

4.06                        No Interest on Contributions.  No Partner shall be entitled to interest on its Capital Contribution.

4.07                        Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08                        No Third-Party Beneficiary.  No creditor or other third party (other than an Indemnitee) having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto, Indemnitees and their respective successors and assigns.  To the fullest extent permitted by law, none of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall, to the fullest extent permitted by law, be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V
NET INCOME AND NET LOSS; DISTRIBUTIONS

5.01                        Allocations.

(a)                                 Allocations of Net Income.  Except as otherwise provided in this Section 5.01 or in Section 5.06, Net Income, if any, and, to the extent necessary, individual items of income or gain, of the Partnership, without duplication, for each fiscal year shall be allocated:

(i)                                     first, to the Limited Partners holding Class C Units (and, within such class, pro rata in proportion to the respective Class C Percentage Interests as of the last day of the period for which such allocation is being made), until the cumulative Net Income allocated under this clause (i) with respect to each Class C Unit for all fiscal years equals the cumulative amount distributed with respect to such Class C Unit under Section 5.02(a)(i) hereof; provided, that if there is an insufficient amount of Net Income allocable in any fiscal year, items of gross income, rather than Net Income, shall be allocated under this clause (i) with respect to each Class C Unit for such fiscal year; and

(ii)                                  thereafter, to the General Partner (on account of any OP Units, Class C Units or other Partnership Interests it may hold) and the Partners holding OP Units in proportion to their respective Percentage Interests.

(b)                                 Allocations of Net Loss. Except as otherwise provided in this Section 5.01 or in Section 5.06, Net Loss, if any, and, to the extent necessary, individual items of loss or deduction, of the Partnership, without duplication, for each fiscal year shall be allocated:

(i)                                     first, to the General Partner (on account of any OP Units, Class C Units or other Partnership Interests it may hold) and the Partners holding OP Units in proportion to their respective Percentage Interests, until the Capital Account balances of the General Partner and the Partners holding OP Units have been reduced to zero;

(ii)                                  second, to the Limited Partners holding Class C Units, until the Capital Account balances of such Partners have been reduced to zero; and

(iii)                               thereafter, to the General Partner.

(c)                                  Alternative Allocations of Net Loss.  Notwithstanding the allocations of Net Loss under Section 5.01(b), at such time as the Partnership has distributed assets to the General Partner representing at least seventy-five percent (75%) of the value of the assets of the Partnership as of the date of this Agreement, Net Loss of the Partnership for each fiscal year shall be allocated:

(i)                                     first, 99% to the General Partner (on account of any OP Units, Class C Units or other Partnership Interests it may hold) and Partners holding OP Units in proportion to their respective Percentage Interests and 1% to the Limited Partners holding Class C Units until the Capital Account balances of the Partners holding Class C Units have been reduced to zero, and

(ii)                                  thereafter, 100% to the General Partner;

provided, that, notwithstanding Section 5.06(d), such allocations to the General Partner to the extent necessary shall be supported by a deficit restoration obligation of the General Partner intended to comply with Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations.

(d)                                 Regulatory Allocations.

(i)                                     Minimum Gain Chargeback (Nonrecourse Liabilities).  Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Section 1.7042(f) of the Regulations.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations.  This Section 5.01(d)(i) is intended to comply with the minimum gain chargeback requirement in said Section of the Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this Section 5.01(d)(i) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(ii)                                  Partner Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt

Minimum Gain during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain to the extent and in the manner required by Section 1.704-2(i) of the Regulations.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations.  This Section 5.01(d)(ii) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this Section 5.01(d)(ii) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(iii)                               Qualified Income Offset.  If a Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations.  This Section 5.01(d)(iii) is intended to constitute a “qualified income offset” under Section 1.7041(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iv)                              Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(v)                                 Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

(vi)                              Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(vii)                           Capital Account Deficits.  If any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year or other applicable period which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 5.01(d)(vii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been made as if Section 5.01(d)(iii) and this Section 5.01(d)(vii) were not in this Agreement.

(e)                                  Allocations Between Transferor and Transferee.  If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Net Income and Net Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Net Income and Net Loss between the transferor and the transferee Partner.

(f)                                   Tax Allocations.

(i)                                     Items of Income or Loss.  Except as is otherwise provided in this Section 5.01, an allocation of Net Income or Net Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (“Tax Items”) that is taken into account in computing Net Income or Net Loss.

(ii)                                  [Reserved]

(iii)                               Precontribution Gain, Revaluations.  With respect to any Contributed Property, the Partnership shall use the traditional method prescribed in Section 1.704-3(b) of the Regulations (the “traditional method”) or the equivalent successor provision(s) of proposed, temporary or final Regulations to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”).  Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s federal income tax return in a manner consistent with the traditional method.  If any asset has a Gross Asset Value which is different from the Partnership’s adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the traditional method.  The intent of this Section 5.01(f)(iii) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain.  This Section 5.01(f)(iii) is to be interpreted consistently with such intent.

(iv)                              Excess Nonrecourse Liability Safe Harbor.  Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752-3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the General Partner; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income required to be allocated to such Partner pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to be able to allocate to each Partner nonrecourse liabilities equal to the Liability Shortfall, nonrecourse liabilities shall be allocated to each Partner in pro rata in accordance with each such Partner’s Liability Shortfall.

5.02                        Distribution of Cash.

(a)                                 Cash Available for Distribution.  Subject to the other provisions of this Article V, the General Partner shall cause the Partnership to distribute Available Cash, at such times and in such amounts, subject to the terms and conditions of this Agreement, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), as follows:

(i)                                     first, to the Limited Partners holding Class C Units, with respect to each Class C Unit, in an amount equal to the Current Distribution Amount for such Class C Unit, and

(ii)                                  thereafter, to the General Partner (on account of any OP Units, Class C Units or other Partnership Interests it may hold) and the Partners holding OP Units in proportion to their Percentage Interests.

Any distribution pursuant to Section 5.02(a)(i) shall be payable to Limited Partners holding Class C Units regardless of whether the Partnership has Available Cash and, in the event the Partnership does not have sufficient funds to pay such amount to the Limited Partners holding Class C Units, Ventas hereby unconditionally agrees to cause additional funds to be loaned to the Partnership at such time and in the amount necessary to enable the Partnership to pay all distributions payable to the Limited Partners holding Class C Units in accordance with the preceding sentence; provided, however, that any such loan made for the sole purpose of satisfying Ventas’s obligation to fund the cash distributions pursuant to Section 5.02(a)(i) shall not mature or otherwise be accelerated at a time while any Class C Units (other than Class C Units held by the General Partner or its Affiliates) remain outstanding.  It is intended that any such loans shall be treated as indebtedness for federal income tax purposes.  The Partnership shall maintain an amount of assets reasonably necessary for the Partnership to be able to repay such loans and any other indebtedness of the Partnership and any accrued but unpaid interest thereon; provided, however, that nothing in this Agreement shall prohibit the Partnership from making distributions, selling, disposing of or transferring an amount of assets not in excess of twenty-five percent (25%) of the value of the assets of the Partnership as of the time of the closing of the Partnership Merger.

(b)                                 If a new or existing Partner acquires additional Partnership Units in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Units relating to the Partnership Record

Date next following the issuance of such additional Partnership Units shall be reduced in the proportion to (i) the number of days that such additional Partnership Units are held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(c)                                  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount with respect to a Partner, either (i) if the actual amount to be distributed to the Partner (the “Distributable Amount”) equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the Distributable Amount shall be treated as a distribution of cash to such Partner and the excess of the Withheld Amount over the Distributable Amount shall be treated as a Partnership Loan from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority.  A Partner shall repay a Partnership Loan upon the demand of the Partnership or, alternatively, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner, or assignee of such Partner.  In the event that a Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner.  In such event, on the date of payment, the General Partner shall be deemed to have extended a General Partner Loan to the Defaulting Limited Partner in the amount of the payment made by the General Partner and the General Partner shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount.  Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) 300 basis points above the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d)                                 In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a Ventas Share for which all or part of such Partnership Unit has been or is being redeemed.

5.03                        [Reserved]

5.04                        No Right to Distributions in Kind.  No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05                        Limitations on Distributions.  Notwithstanding any of the provisions of this Agreement, no Partner shall have the right to receive, and the Partnership and the General Partner shall not have the right to make, a distribution that violates the Act or other applicable law.

5.06                        Distributions Upon Liquidation.

(a)                                 Upon liquidation of the Partnership, after the satisfaction of all the debts and obligations of the Partnership, to the extent permitted by law, whether by payment or the making of reasonable provision for payment thereof, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Accounts.

(b)                                 For purposes of Section 5.06(a), the Capital Account of each Partner shall be determined after making all adjustments in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.

(c)                                  Any distributions pursuant to this Section 5.06 shall be made within a reasonable time as determined by the General Partner in its sole and absolute discretion.  To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to satisfy any contingent debts or obligations of the Partnership.

(d)                                 If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

5.07                        Substantial Economic Effect / Savings Clause.  It is the intent of the Partners that the allocations of Net Income and Net Loss under the Agreement have “substantial economic effect” (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code, as interpreted by the Regulations promulgated pursuant thereto.  Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.01        Management of the Partnership.

(a)           Subject to clause (c) below, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership, and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership, in its sole and absolute discretion:

(i)            to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages;

(ii)           to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Units or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Units, or Rights relating to any class or series of Partnership Units) of the Partnership;

(iv)          to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets, provided, however, that, notwithstanding anything to the contrary in this Agreement, as long as any Class C Units remain outstanding (other than any Class C Units held by the General Partner or its Affiliates), the General Partner shall cause the Partnership to maintain Nonrecourse Liabilities available for the holders of Class C Units (other than any Class C Units held by the General Partner or its Affiliates) to guaranty or indemnity in an aggregate principal amount of at least $10,000,000; provided, further, that the fair market value of the property or properties securing the repayment of such guaranteed or indemnified Nonrecourse Liabilities equals at least $40,000,000;

(v)           to pay, either directly or by reimbursement, for all operating costs and general Administrative Expenses of the Partnership to third parties or to the General Partner, Ventas or the General Partner’s or Ventas’s Affiliates;

(vi)          to guarantee or become a co-maker of indebtedness of any Subsidiary of the General Partner, the Partnership or Ventas or any of their Affiliates, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)         to use assets of the Partnership (including, without limitation, cash on hand) for any purpose, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner;

(viii)        to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine in its sole and absolute discretion;

(ix)          to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may determine in its sole and absolute discretion, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(x)           to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership’s business;

(xi)          to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)         to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine in its sole and absolute discretion from time to time;

(xiii)        to determine in its sole and absolute discretion whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)        to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may determine in its sole and absolute discretion in connection with the Partnership business and to pay therefor such remuneration as the General Partner may determine in its sole and absolute discretion;

(xv)         to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may determine in its sole and absolute discretion;

(xvi)        to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)       to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)      to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)        to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, Ventas or its or the General Partner’s Affiliates or any other Person);

(xx)         to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(xxi)        to merge, consolidate or combine the Partnership with or into another Person;

(xxii)       to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code; and

(xxiii)      to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts in its sole and absolute discretion for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)           Except as otherwise provided herein or in the Act, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

(c)           Notwithstanding anything to the contrary in this Agreement, and to the fullest extent permitted by the Act, (i) the General Partner shall have full, complete and exclusive discretion to, and to cause the Partnership to, distribute, sell, dispose of or transfer any or all of the assets of the Partnership to any Person, including to the General Partner, Ventas or any of their Affiliates, for any or no consideration, or finance or refinance any asset and distribute the proceeds of such financing or refinancing to the General Partner, Ventas, or any of their Affiliates, without regard to whether the consideration (if any) received by the Partnership is less than the fair market value of the transferred assets, and without making any distribution, payment or allocation of Net Income to the Limited Partners holding Class C Units (it being understood that distributions and allocations of Net Income to such Limited Partners holding Class C Units shall be paid or made, as applicable, only in accordance with the express provisions of Sections 5.01 and 5.02 of this Agreement); and (ii) the General Partner, Ventas and each of their Affiliates shall be permitted to acquire, own, operate, manage, sell, dispose of, transfer and otherwise deal with and profit from any property, whether real, personal or mixed, or other asset not owned by the Partnership, for their own account and benefit, and neither the Partnership nor any of the Limited Partners shall have any claim, right or entitlement with respect thereto, including any right to a distribution, payment or allocation of Net Income; provided, that so long as the Limited Partners holding Class C Units continue to hold such Class C Units, the General Partner shall not cause the Partnership to distribute assets of the Partnership to the General Partner, Ventas or their Affiliates, or sell, dispose of or transfer assets of the Partnership and distribute the proceeds therefrom to the General Partner, the Partners holding OP Units, Ventas or their Affiliates, if the value of one or more such distribution would exceed both (x) twenty-five percent (25%) of the value of the total assets of the Partnership as of the time of the closing of the Partnership Merger, and (y) the General Partner’s, the Partners’ holding OP Units, Ventas’ and their Affiliates’ tax basis in their Partnership Interests.  Notwithstanding the foregoing, until the first anniversary of the date of this Agreement, the General Partner shall cause the Partnership to retain sufficient assets, excluding any additional Capital Contributions that may be made to the Partnership subsequent to the date of this Agreement and any borrowings by or loans to the Partnership subsequent to the date of this Agreement (it being understood, for the avoidance of doubt, that the General Partner, Ventas or their Affiliates shall be permitted to make loans or otherwise contribute cash or assets to the Partnership, including to pay down or refinance non-mortgage debt of the Partnership), to make the required distributions to the Limited Partners holding Class C Units pursuant to Section 5.02(a)(i), as such amounts may be estimated in good faith by the General Partner.

6.02        Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03        Indemnification and Exculpation of Indemnitees.

(a)           To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  The parties hereto agree, that the termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a).  The parties hereto agree that the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a).  Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)           The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)           The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)           The Partnership may purchase and maintain insurance, as an expense of the Partnership, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.04        Liability of the General Partner.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith.  Notwithstanding any provision of this Agreement or otherwise applicable provision of law or equity, the General Partner shall not be in breach of any duty (fiduciary or otherwise) that the General Partner may owe to the Limited Partners or the Partnership or any other Persons bound by this Agreement provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)           Notwithstanding any provision in this Agreement or otherwise applicable provision of law or equity to the contrary, but subject to the rights and obligations of the General Partner as expressly set forth in this Agreement, the Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners, Ventas, as the sole member of the General Partner, and the holders of Ventas Common Stock, and that, to the fullest extent permitted by law, the General Partner has no duty (fiduciary or otherwise) and is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  In the event of a conflict between the interests of Ventas and the holders of Ventas Common Stock on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either Ventas and the holders of Ventas Common Stock or the Limited Partners; provided, however, that for so long as the General Partner and its Affiliates own a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either Ventas and the holders of Ventas Common Stock or the Limited Partners shall be resolved in favor of Ventas and the holders of Ventas Common Stock.  The General Partner shall not be liable to the Limited Partners or the Partnership for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners or the Partnership in connection with such decisions.

(c)           Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible or liable to the Limited Partners or the Partnership for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)           Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Ventas to continue to qualify as a REIT or (ii) to prevent Ventas from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners, to the extent such approval is necessary pursuant to this Agreement.

(e)           Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s or any of its officer’s, director’s, agent’s or employee’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05        Partnership Obligations.

(a)           Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles IV, V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)           All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred on behalf of the Partnership that shall be made other than out of the funds of the Partnership.

6.06        Outside Activities.  Any officer, director, employee, agent, trustee, Affiliate or member of the General Partner, including, without limitation, Ventas and any officer, director, employee, agent, trustee, or stockholder of Ventas or its Affiliates, and the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to such business interest or activities. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities.  None of the Limited Partners nor any other Person bound by this Agreement shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner, Ventas and their Affiliates, and each other Person described above, (i) shall have no duty or obligation (fiduciary or otherwise) pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person, and (ii) shall not be liable to the Partnership or to the Limited Partners for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that the General Partner pursues or acquires for, or directs such business ventures, interests or activities to another Person or does not communicate such opportunity or information to the Partnership.

6.07        Employment or Retention of Affiliates.

(a)           Any Affiliate of the General Partner or Ventas may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines in its sole and absolute discretion.

(b)           The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)           The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner determines in its sole and absolute discretion.

6.08        [Reserved]

6.09        Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.

ARTICLE VII
CHANGES IN GENERAL PARTNER

7.01        Transfer of the General Partner’s Partnership Interest. The General Partner may, in its sole and absolute discretion and without the consent of the Limited Partners, transfer all or any portion of its General Partner Interests, and may withdraw as General Partner and appoint a substitute general partner.

7.02        Merger of General Partner.  The General Partner may, in its sole and absolute discretion and without the consent of the Limited Partners, engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all or any portion of its assets; provided, however, that any such transactions shall not release Ventas from its obligations under this Agreement.

7.03        Admission of a Substitute or Additional General Partner.  A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)           the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart hereof, and an amendment to the Certificate of Limited Partnership of the Partnership evidencing the admission of such Person as a General Partner shall have been filed with the office of the Secretary of State of the State of Delaware;

(b)           if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)           counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.04        Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.05(a) hereof) or the withdrawal, removal or dissolution of the General Partner or any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act, the Partnership shall be dissolved and its affairs wound up unless the business of the Partnership is continued pursuant to Section 7.04(b) hereof.  Notwithstanding anything in this Agreement to the contrary, any successor to the General Partner by merger or consolidation in compliance with Section 7.02 shall, without further act of any Person, be the General Partner hereunder, and such merger or consolidation shall not constitute a transfer for purposes of this Agreement and the Partnership shall continue without dissolution.

(b)           Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.05(a) hereof) or the withdrawal, removal or dissolution of the General Partner or any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act (for the avoidance of doubt, other than in compliance with Section 7.02 or Section 7.03), the Partnership shall not be dissolved or wound up if the Limited Partners, within 90 days after such occurrence, elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting effective as of such occurrence, subject to Section 7.03 hereof in writing or vote, a substitute General Partner by consent of a Majority in Interest.  Any substitute General Partner selected by the Limited Partners in accordance with this Section 7.04(b) and admitted to the Partnership in accordance with Section 7.03 shall be deemed admitted to the Partnership effective simultaneously with the occurrence of the event that caused the General Partner to cease to be a general partner of the Partnership.  If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.05        Removal of General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed automatically.  To the fullest extent permitted by law, the Limited Partners may not remove the General Partner, with or without cause.

(b)           If the General Partner has been removed pursuant to this Section 7.05 and the Partnership is continued pursuant to Section 7.04 hereof, the General Partner shall promptly transfer and assign its General Partner Interest in the Partnership to the substitute General Partner in accordance with Section 7.04(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.03 hereof.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner approved by a Majority in Interest the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest within ten days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest each shall select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest no later than 60 days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals closest in value.

(c)           The General Partner Interest of a removed General Partner, during the time after default until transfer under Section 7.05(b) hereof, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.05(b) hereof.

(d)           Notwithstanding any other provision of this Agreement, for so long as Ventas is treated as a REIT, to the fullest extent permitted by law, the General Partner shall not be removed unless (a) the General Partner’s economic interest in the Partnership shall be simultaneously transferred to another entity that is either (i) not an Affiliate of the General Partner or Ventas or (ii) a TRS or (b) such removal would not otherwise result in the Partnership having only one partner for U.S. federal income tax purposes

(e)           All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.05.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.01                        Management of the Partnership.  The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.  Notwithstanding anything to the contrary contained in this Agreement, none of the actions taken by any of the Limited Partners hereunder shall constitute participation in the control of the business of the Partnership within the meaning of the Act.  Except as expressly provided herein, no holder of Partnership Units, other than the General Partner, shall have the right to consent to or vote on any matter affecting the Limited Partners or the Partnership, including without limitation any action taken by the General Partner pursuant to Section 6.01 of this Agreement.

8.02                        Power of Attorney.  Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including duly adopted amendments hereto, which power of attorney is coupled with an interest and shall survive and not be affected by the subsequent death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.  This power of attorney may be exercised by such attorney-in-fact for all Limited Partners (or any of them) by a single signature of the General Partner acting as attorney-in-fact with or without listing all of the Limited Partners executing an instrument.

8.03                        Limitation on Liability of Limited Partners.  No Limited Partner, in its capacity as such, shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  Except as otherwise provided in this Agreement or under the Act, a Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder.  After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act or as otherwise provided for herein, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04                        Redemption Right.

(a)                                 Subject to Sections 8.04(b), (c), (d), (e), (f), (g) and (h) hereof, and the penultimate sentence of this Section 8.04(a), each Limited Partner shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Class C Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership, provided that such Class C Units shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), excluding the period that any Partnership Units that were converted into such Class C Units in accordance with the Merger Agreement were outstanding (the “Restricted Period”), and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner.  Notwithstanding the

foregoing, each of the Limited Partners shall be permitted to exercise their Redemption Rights prior to the expiration of the Restricted Period (but in no event shall a Notice of Redemption be delivered prior to March 1, 2015); provided, that (i) the aggregate number of Class C Units with respect to which each initial Limited Partner (and its permitted transferees) shall be permitted to exercise its Redemption Rights prior to the expiration of the Restricted Period shall not exceed, in the aggregate for any such Limited Partner and its permitted transferees, fifty percent (50%) of the outstanding Class C Units held by such Limited Partner as of immediately following the Partnership Merger (for the avoidance of doubt, after giving effect to any redemption or deemed redemption of Class C Units that occurs on the Closing Date) (and, for the avoidance of doubt, the aggregate number of Class C Units with respect to which all Limited Partners shall be permitted to exercise their Redemption Rights prior to the expiration of the Restricted Period shall not exceed, in the aggregate for all such Limited Partners, fifty percent (50%) of the outstanding Class C Units held by all Limited Partners, in the aggregate, as of immediately following the Partnership Merger (for the avoidance of doubt, after giving effect to any redemption or deemed redemption of Class C Units that occurs on the Closing Date)), and (ii) subject to the limitation set forth in the preceding clause (i), the Partnership agrees to redeem any Redeemed Units as to which the Limited Partners shall exercise their Redemption Rights prior to the the expiration of the Restricted Period by delivering the Cash Amount and not the Ventas Share Amount in exchange for each Redeemed Unit.  The Redemption Right shall be exercised pursuant to a Notice of Exercise of Redemption Right in substantially the form attached hereto as Exhibit A (the Class C Units subject of the Notice of Exercise of Redemption Right, the “Redeemed Units”) delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”); provided, however, that, subject to the preceding sentence, the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the Ventas Share Amount; provided, further, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner or Ventas elects to purchase the Redeemed Units; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year.  A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Class C Units, in the aggregate, or, if such Limited Partner holds less than one thousand (1,000) Class C Units, in the aggregate, all of the Class C Units held by such Limited Partner.  The Redeeming Limited Partner shall have no right, with respect to any Redeemed Units, to receive any distribution paid with respect to such Redeemed Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)                                 Notwithstanding the provisions of Section 8.04(a) hereof, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Redeemed Units described in the Notice of Redemption to the General Partner and to Ventas, and either the General Partner or Ventas may, in its sole and absolute discretion, elect to purchase directly and acquire such Redeemed Units by paying to the Redeeming Limited Partner either the Cash Amount or the Ventas Share Amount, as elected by the General Partner or Ventas (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner or Ventas, as applicable, shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Redeemed Units.  If the General Partner or Ventas shall elect to exercise its right to purchase Redeemed Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within ten Business Days after the receipt by the General Partner of such Notice of Redemption.

In the event the General Partner or Ventas shall exercise its right to purchase Redeemed Units, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership and the General Partner or Ventas, as applicable, shall treat the transaction between the General Partner or Ventas, as applicable, and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Redeemed Units to the General Partner or Ventas, as applicable.  Each Redeeming Limited Partner agrees to execute such documents as the General Partner or Ventas, as applicable, may reasonably require in connection with the issuance of Ventas Shares upon exercise of the Redemption Right.

(c)                                  Notwithstanding the provisions of Section 8.04(a) and 8.04(b) hereof, a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of Ventas Shares to such Limited Partner on the Specified Redemption Date by the General Partner or Ventas pursuant to Section 8.04(b) hereof (regardless of whether or not the General Partner or Ventas would in fact exercise its rights under Section 8.04(b) hereof) would (i) result in such Limited Partner or any other Person owning, directly or indirectly, Ventas Common Stock in excess of the Ownership Limit or any Existing Holder Limit (each as defined in Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in Ventas Common Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in Ventas being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause Ventas to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of Ventas or any of its Subsidiaries or the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause Ventas to fail to qualify as a REIT, or (vi) cause the acquisition of Ventas Common Stock by such Limited Partner to be “integrated” with any other distribution of Ventas Common Stock or Partnership Units for purposes of complying with the registration provisions of the Securities Act.  The General Partner, in its sole and absolute discretion and without the consent of the Limited Partners or any other Person, may waive the restriction on redemption set forth in this Section 8.04(c).

(d)                                 Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner or Ventas may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for Ventas to issue additional Ventas Common Stock to finance such payment of the Cash Amount.  Any Ventas Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner or Ventas may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for Ventas to issue additional Ventas Common Stock.  Notwithstanding the foregoing, the General Partner agrees to use its reasonable best efforts to cause the closing of the acquisition of Redeemed Units hereunder to occur as quickly as reasonably possible.

(e)                                  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the

Redemption Right.  If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2 and any other documentation reasonably requested by the General Partner.  If the Partnership, the General Partner or Ventas is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Redemption Right and if the Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Redeemed Units.  If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Partner in redemption of its Redeemed Units, and the Partner shall contribute the excess of the Withheld Amount over the Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

(f)                                   Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” taxable as an association under Section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are desirable in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

(g)                                  At any time on or after the second anniversary of the date of this Agreement, from time to time and in its sole and absolute discretion, the General Partner may elect to cause the redemption of all or a portion of the Class C Units held by any or all Limited Partners by written notice given to the holder or holders thereof, whereupon the Limited Partners to whom such notice is delivered shall be deemed to have elected to exercise their Redemption Right with respect to the Class C Units subject to such notice, and such Class C Units shall be deemed Redeemed Units, and such Limited Partners shall be required to promptly, and within five (5) Business Days, deliver a Notice of Exercise of Redemption Right and the provisions of this Section 8.04 shall apply to such Redeemed Units.

(h)                                 It is intended that the Partnership shall maintain at all times a one-to-one correspondence between Class C Units and Ventas Common Stock for redemption purposes.  If a Class C Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the Class C Exchange Ratio.  The following shall be “Class C Adjustment Events”:  (A) Ventas makes a distribution on all outstanding shares of Ventas Common Stock in shares of Ventas Common Stock, (B) Ventas subdivides the outstanding shares of Ventas Common Stock into a greater number of shares or (C) Ventas combines the outstanding shares of Ventas Common Stock into a smaller number of shares.  In the event of a Class C Adjustment Event, the Class C Exchange Ratio shall be adjusted by multiplying the Class C Exchange Ratio in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Ventas Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Ventas Common Stock issued and outstanding on such record date (determined without the above assumption).  Any adjustment to the Class C Exchange Ratio shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that in the case such dividend, distribution, subdivision or combination is not paid or made, as applicable, the Class C Exchange Ratio, as so adjusted, shall be readjusted to such Class C Exchange Ratio as would have been in effect had no adjustment been made with respect to such dividend, distribution, subdivision or combination.  If more than one Class C Adjustment Event occurs, the adjustment to the Class C Exchange Ratio need be made only once using a single formula that takes into account each and every Class C Adjustment Event as if all Class C Adjustment Events occurred simultaneously.  If an adjustment is made to the Class C Exchange Ratio as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment as determined by the General Partner and a brief statement of the facts requiring such adjustment.

(i)                                     Ventas hereby guarantees to each Limited Partner holding Class C Units (other than the General Partner and its Affiliates) the due and punctual payment and performance when due of each of the Partnership’s and the General Partner’s obligations under this Section 8.04.  The terms of this Section 8.04(i) and Ventas obligations hereunder are a continuing and irrevocable obligation of Ventas and shall remain in full force until payment, performance and/or observation in full of the obligations hereunder.  Ventas’s guaranty and liability for breach under this Section 8.04(i) are absolute and unconditional and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by any or all of the following: (i) any amendment or modification of the terms of this Agreement; (ii) any failure or delay of any Limited Partner holding Class C Units to exercise, or any lack of diligence in exercising, any right or remedy with respect to this Section 8.04(i); (iii) any dealings or transactions between a Limited Partner holding Class C Units and any of the Partnership and the General Partner and their Affiliates relating to this Agreement, whether or not Ventas shall be a party to or cognizant of the same; (iv) any guaranty now or hereafter executed by Ventas or its Affiliates or the release of Ventas or its Affiliates thereunder or the failure of any other party to assume liability for the payment in connection with this Agreement, whether by operation of law or otherwise; (v) a Limited Partner holding Class C Units consent to any assignment or successive assignments of this Agreement by the General Partner; (vi) the failure to give the Partnership or the General Partner notice of any breach of this Agreement; and/or (vii) any other circumstance which might constitute a legal or equitable discharge or defense available to Ventas, whether similar or dissimilar to the foregoing (including any bankruptcy of the Partnership of the General Partner), other than the defense of (a) fraud by a Limited Partner holding Class C Units, (b) breach of this Agreement by a Limited Partner holding Class C Units, (c) payment and performance, (d) the claim against the Partnership or the General Partner is not due and owing under the terms of this Section 8.04 or that the Partnership or the General Partner (as applicable) have performed or (e) any defenses available to the Partnership or the General Partner to the payment or performance of the Partnership’s or the General Partner’s obligations under this Section 8.04 (it being understood and agreed that a Limited Partner holding Class C Units will only be required to litigate the existence of the same or similar defenses raised by both the Partnership or the General Partner (as applicable) and Ventas in one action or proceeding with respect to each occurrence or circumstance giving rise to such action or proceeding).  Ventas expressly waives the following: (i) notice of acceptance of this Agreement; (ii) any requirement of promptness, diligence, presentment, protest, notice of dishonor, notice of demand and notice of acceptance; (iii) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to its obligations under this Section 8.04(i), or the interpretation, breach or enforcement of such obligations; and (iv) all rights of subrogation and any other claims that it may now or hereafter acquire against the Partnership and/or the General Partner that arise from the existence, payment, performance or enforcement of Ventas’s obligations under this Section 8.04(i) until such time as Ventas’s obligations under this Section 8.04(i) are indefeasibly performed and paid in full. Ventas’s guaranty under this Section 8.04(i) is a guaranty of payment and performance and not of collection.

8.05                        [Reserved].

8.06                        Registration.

(a)                                 Shelf Registration of Ventas Shares.  Within 60 calendar days following the closing of the Partnership Merger, Ventas shall file with the Commission a shelf registration statement under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, covering the issuance of Ventas Common Stock issuable upon redemption of the Class C Units held by the Limited Partners (“Redemption Shares”), unless Ventas shall already have such a registration statement on file with the Commission (the “Registration Statement”).  In connection therewith, Ventas will:

(1)                                 use its reasonable best efforts to have such Registration Statement declared or become effective;

(2)                                 furnish to each Limited Partner that receives Redemption Shares in connection with a redemption of Class C Units, if any, such number of copies of the prospectus that is a part of the Registration Statement, and any supplements or amendments thereto, and such other documents as such Limited Partner reasonably requests in connection with the issuance of Redemption Shares; and

(3)                                 otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission in connection with the registration of the issuance of the Redemption Shares.

Ventas further agrees to supplement or make amendments to the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by Ventas or by the Securities Act or rules and regulations thereunder for such Registration Statement.  Each Limited Partner agrees to furnish to Ventas, upon request, such information as may be required to complete and file the Registration Statement or any amendment or supplement thereto, and such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In connection with and as a condition to Ventas’ obligations pursuant to this Section 8.06, each Limited Partner agrees with Ventas that:

(w)                               it will not offer or sell its Redemption Shares unless (A) the Registration Statement has been declared or is effective and such Redemption Shares have been issued pursuant to the Registration Statement or (B) the Limited Partner offers or sells such Redemption Shares pursuant to Rule 144 under the Securities Act, or any successor rule thereto;

(x)                                 upon notice to the Limited Partners, Ventas may, for a reasonable period of time, postpone the filing or effectiveness of, or suspend the effectiveness of, the Registration Statement if (A) Ventas receives a request from the Commission for any amendment or supplement to the Registration Statement or the Commission issues any comments with respect to the Registration Statement, (B) the Commission issues or threatens to issue a stop order suspending the effectiveness of the Registration Statement or initiates proceedings for that purpose, or any governmental entity suspends the qualification of the Redemption Shares for sale in any jurisdiction or initiates or threatens any proceedings for such purpose, or (C) at any time when a prospectus is required to be delivered under the Securities Act, Ventas learns that the Registration Statement or prospectus, or any document incorporated by reference therein, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, Ventas’s rights under subclause (C) of this clause (x) may not be exercised for more than 90 Business Days at a time and not more than 3 times in any twelve-month period.

(y)                                 if Ventas determines in its good faith judgment, after consultation with counsel, that the use of the Registration Statement, including any post-effective amendment thereto, or the use of any prospectus contained in such Registration Statement would require the disclosure of information that Ventas has a bona fide business purpose for preserving as confidential or the disclosure of which would reasonably be expected to impede or interfere with Ventas’s ability to consummate a transaction, upon written notice of such determination by Ventas, the rights of each Limited Partner to require Ventas to take action with respect to the registration of the issuance of the Redemption Shares pursuant to the Registration Statement (including any action contemplated by this Section 8.06) will be suspended until the date upon which Ventas notifies the Limited Partners in writing (which notice shall be deemed sufficient if given through the issuance of a press release) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that Ventas may not suspend such rights for an aggregate period of more than 90 days in any 12-month period; and

(z)                                  in the case of the registration of any equity offering proposed by Ventas (other than any registration by Ventas on Form S-8, or a successor or substantially similar form, of (A) an employee share option, share purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan), each Limited Partner will agree, if requested in writing by Ventas or the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any Ventas Shares or Redemption Shares (or any option or right to acquire Ventas Shares or Redemption Shares) during the period commencing on the tenth day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such equity offering or, if such offering shall be a “takedown” from an effective shelf registration statement, the tenth day prior to the expected commencement date (which date shall be stated in such notice) of such offering, and ending on the date specified by Ventas or such managing underwriter in such written request to the Limited Partners; provided, however, that no Limited Partner shall be required to agree not to effect any offer, sale or distribution of its Redemption Shares for a period of time that is longer than the greater of 90 days or the period of time for which any senior executive of Ventas is required so to agree in connection with such offering.  Nothing in this paragraph shall be read to limit the ability of any Limited Partner to redeem its Class C Units in accordance with the terms of this Agreement.

(b)                                 Listing on Securities Exchange.  If Ventas lists or maintains the listing of Ventas Shares on any securities exchange or national market system, it shall, at its expense and as necessary to permit the registration and issuance of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(c)                                  Allocation of Expenses.  The Partnership or Ventas shall pay all expenses in connection with the Registration Statement, including without limitation (i) all expenses incident to filing with the Financial Industry Regulatory Authority, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by Ventas or the Partnership, which fees and expenses for such accountants or attorneys shall be for the account of the holders of the Redemption Shares, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, neither the Partnership nor Ventas shall be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration that, according to the written instructions of any regulatory authority, the Partnership or Ventas is not permitted to pay.

(d)                                 Commitment to Purchase.  Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8.06 shall not apply to any Ventas Common Stock or Redemption Shares for which Partnership Units may be redeemed to the extent that the General Partner or Ventas has committed to purchase such Partnership Units for the Cash Amount pursuant to Section 8.04(b) of this Agreement, or otherwise elected to deliver the Cash Amount in lieu of the Ventas Share Amount to such Limited Partner, whether before or after a Limited Partner has exercised its Redemption Rights with respect to such Partnership Units.

ARTICLE IX
TRANSFERS OF PARTNERSHIP INTERESTS

9.01                        Purchase for Investment.

(a)                                 Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Units is made for investment purposes only and not with a view to the resale or distribution of such Partnership Units.

(b)                                 Subject to the provisions of Section 9.02 hereof, each Limited Partner agrees that such Limited Partner will not Transfer such Limited Partner’s Partnership Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) hereof.

9.02                        Restrictions on Transfer of Partnership Units.

(a)                                 Subject to the provisions of Section 9.02(j), hereof, to the fullest extent permitted by law, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner’s Partnership Units, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)                                 No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (j) below or a Transfer pursuant to Section 9.05 hereof) of all of such Limited Partner’s Partnership Units pursuant to this Article IX or pursuant to a redemption of all of such Limited Partner’s Class C Units pursuant to Section 8.04 hereof.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)                                  [Reserved].

(d)                                 No Limited Partner may effect a Transfer of its Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)                                  No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if the General Partner determines, in its reasonable discretion, that (i) such Transfer would result in the Partnership being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) it would adversely affect the ability of Ventas to continue to qualify as a REIT or subject Ventas to any additional taxes under Section 857, Section 4981 or any other provision of the Code or (iii) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; provided, that if the General Partner or Ventas secures an opinion of qualified United States tax counsel that the Partnership would, if such Transfer were completed, satisfy one or more provisions under Section 7704 of the Code and the Regulations promulgated thereunder such that the Partnership would not be treated as a “publicly traded partnership” taxable as an association for U.S. federal income tax purposes, then such Transfer shall not be prohibited by this Section 9.02(e).

(f)                                   To the fullest extent permitted by law, any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g)                                  Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

(h)                                 [Reserved]

(i)                                     [Reserved]

(j)                                    The Special Limited Partner may not transfer any Class C Units to any other Person, including to any Affiliates, other than by redeeming Class C Units in accordance with Section 8.04 hereof; provided, however, that subject to Sections 9.01 and 9.02(d), (e), (f) and (g) hereof and (in the case of clause (i) below only) upon fifteen Business Days’ prior written notice to the General Partner, the Special Limited Partner may transfer up to thirty percent (30%), in the aggregate, of the Class C Units held by the Special Limited Partner as of the date of this Agreement to (i) one or more Affiliates or (ii) up to fifteen employees of the Special Limited Partner.

9.03                        Admission of Substitute Limited Partner.

(a)                                 Subject to the other provisions of this Article IX, an assignee of the Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Units) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, and upon the satisfactory completion of the following:

(i)                                     The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Schedule A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)                                  The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the representations and warranties set forth in Section 9.01(b) hereof.

(iii)                               If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(iv)                              The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

(v)                                 The assignee shall have paid or reimbursed, and shall hold harmless the General Partner and the Partnership for, all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner, including any applicable transfer taxes or withholding taxes.

(vi)                              The assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)                                 For the purpose of allocating Net Income and Net Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Limited Partner on the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)                                  The General Partner and the Substitute Limited Partner shall cooperate with each other by preparing the documentation required by this Section 9.03 and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04                        Rights of Assignees of Partnership Units.

(a)                                 Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Units until the Partnership has received notice thereof.

(b)                                 Any Person who is the assignee of all or any portion of a Limited Partner’s Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Partnership Units, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Partnership Units.

9.05                        Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.  To the fullest extent permitted by law, the occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not, in and of itself, cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue, and such Limited Partner’s personal representative (as defined in the Act) shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of such Limited Partner’s Partnership Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06                        Joint Ownership of Partnership Units.  A Partnership Unit may be acquired by two individuals as joint tenants with right of survivorship, provided, that such individuals either are married or are related and share the same home as tenants in common.  The written consent or vote of both owners of any such jointly held Partnership Unit shall be required to constitute the action of the owners of such Partnership Unit; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of one owner of a Partnership Unit held in a joint tenancy with a right of survivorship, the Partnership Unit shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Unit until it shall have received notice of such death.  Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Unit to be divided into two equal Partnership Units, which shall thereafter be owned separately by each of the former owners.

ARTICLE X
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01                 Books and Records.  At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including:  (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership of the Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s U.S. federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act.  Any Limited Partner or its duly authorized representative, for any purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02                 Custody of Partnership Funds; Bank Accounts.

(a)                                 All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)                                 All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner.  The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03                 Fiscal and Taxable Year.  The fiscal and taxable year of the Partnership shall be the calendar year unless otherwise required by the Code.

10.04                 Annual Tax Information and Report.  Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each Person who was a Limited Partner at any time during such year its good faith estimate of the tax information necessary to file such Limited Partner’s tax returns as shall be reasonably required by law. Within 180 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each Person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s tax returns as shall be reasonably required by law.

10.05                 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)                                 The General Partner shall be the Tax Matters Partner of the Partnership.  As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner.  The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses.  In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)                                 All elections and determinations required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)                                  In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties.  Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement unless an adjustment to Capital Accounts is permitted under the Regulations promulgated under Section 704 of the Code.  Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(d)                                 In the event that the General Partner shall be removed or replaced pursuant to any provision of this Agreement, the successor to the General Partner shall assume the obligations of this Section 10.05.

(e)                                  The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”).  The Tax Matters Partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners.  The Partnership and the Partners (including any Person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance.  The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.

10.06                 Reports to Limited Partners.

(a)                                 Any Limited Partner shall further have the right to request from the Partnership such books and records of the Partnership to the extent necessary to confirm Ventas’s compliance with its obligations under Section 5.02(a)(i) of this Agreement, as determined by the General Partner in its reasonable discretion; provided, that such request will be fulfilled at the sole expense of the Partner requesting it and is made during normal business hours.

ARTICLE XI
AMENDMENT OF AGREEMENT; MERGER

11.01                 Amendment of Agreement.

(a)                                 The General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement in its sole and absolute discretion, except as set forth in Section 11.01(b) of this Agreement. The General Partner shall provide notice to the Limited Partners when any action under this Section 11.01 is taken in the next regular communication to the Limited Partners; provided, however, that any failure to so give notice will not affect the validity of the amendment. The Limited Partners shall not have the power to amend this Agreement.

(b)                                 The consent of holders of a majority of the outstanding Class C Units (excluding any Class C units held by the General Partner, Ventas or their Affiliates) shall be required to amend any provision of this Agreement applicable to Class C Units that adversely affects any right, privilege or preference of the Class C Units or the holders of Class C Units as such in a manner that is disproportionate to the effect on the rights, privileges and preferences of the other Partners; provided, that any creation or issuance of any Partnership Units or of any class or series of Partnership Interest whether ranking senior to, junior to, or on a parity with the Class C Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, privileges, and preferences of the Class C Units or the holders of Class C Units as such for purposes of this Section 11.01(b). Any voting rights of Class C Units under this Section 11.01(b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, no Class C Units shall remain outstanding other than Class C Units held by the General Partner, Ventas, or their Affiliates.

11.02                 Merger of Partnership.

Notwithstanding any provision of this Agreement, the General Partner, without the consent of the Limited Partners or any other Person, may (i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company, corporation or other Person or (ii) sell all or substantially all or any portion of the assets of the Partnership in a transaction pursuant to Section 7.02 hereof and, subject to Section 11.01(b), may amend this Agreement in any manner or adopt a new limited partnership agreement for the Partnership in connection with any such transaction.

ARTICLE XII
CLASS C UNITS

12.01                 Designation and Number.

A Series of Partnership Units in the Partnership, designated as the “Class C Units,” is hereby established. Class C Units shall only have those rights, privileges and preferences as expressly set forth in this Agreement.  Subject to the provisions of this Agreement, Class C Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto.

ARTICLE XIII
[RESERVED]

ARTICLE XIV
GENERAL PROVISIONS

14.01                 Notices.  All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Schedule A attached hereto, as it may be amended or restated from time to time; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address.  Notices to the General Partner and the Partnership shall be delivered at or mailed to the Partnership’s office address set forth in Section 2.03 hereof.  The General Partner and the Partnership may specify a different address by notifying the Limited Partners in writing of such different address.

14.02                 Survival of Rights.  Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

14.03                 Additional Documents.  Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

14.04                 Severability.  If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

14.05                 Entire Agreement.  This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In furtherance of the foregoing, the Partners acknowledge that the Precedent Partnership Agreement is hereby superseded in its entirety and this Agreement amends and restates any prior agreement of limited partnership of the Partnership.

14.06                 Pronouns and Plurals.  When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

14.07                 Headings.  The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

14.08                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

14.09                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14.10                 Ventas.  The General Partner shall be permitted to exercise any rights of Ventas hereunder on behalf of Ventas.  For the avoidance of doubt, Ventas will not have any obligation, duty or liability to the Partnership or the Limited Partners except as expressly set forth hereunder.

14.11                 Third Party Beneficiaries.  Limited Partners holding Class C Units shall be third party beneficiaries of Ventas’s obligations set forth in Section 5.02(a) and as a third party beneficiary thereof each Limited Partner holding Class C Units is entitled to enforce such obligations in accordance with their terms and is entitled to specifically enforce the obligations of Ventas directly against Ventas to the full extent thereof and, in connection therewith, such Limited Partners have the right to seek an injunction, or other appropriate form of specific performance or equitable relief, to cause Ventas to satisfy its obligations under Section 5.02(a).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Third Amended and Restated Agreement of Limited Partnership, all as of the date first written above.

GENERAL PARTNER:

STRIPE SUB, LLC

By:		/s/ Brian K. Wood
	Name:	Brian K. Wood
	Title:	Vice President, Secretary
and Treasurer

LIMITED PARTNERS:

By:		/s/ Nicholas S. Schorsch
Nicholas S. Schorsch

By:		/s/ William M. Kahane
William M. Kahane

By:		/s/ Peter M. Budko
Peter M. Budko

By:		/s/ Michael Weil
Michael Weil

By:		/s/ Brian S. Block
Brian S. Block

[Signature Page to Third Amended and Restated Agreement of Limited Partnership]

By:	/s/ Shelley D. Schorsch
Shelley D. Schorsch

[Signature Page to Third Amended and Restated Agreement of Limited Partnership]

SPECIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL HEALTHCARE SPECIAL LIMITED PARTNERSHIP, LLC

By:	American Realty Capital V, LLC, its
Managing Member

By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Authorized Signatory

VENTAS, INC.

(solely for purposes of Sections 5.02(a), 6.01(c),
6.03, 8.04, 8.06, 14.10 and 14.11)

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief
Administrative Officer and General
Counsel

[Signature Page to Third Amended and Restated Agreement of Limited Partnership]